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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):       May 15, 1999


                          UNIVERSAL DISPLAY CORPORATION
                ------------------------------------------------
                 (Exact Name of Registrant Specified in Charter)

 Pennsylvania                      1-12031                    23-2372688
---------------               ----------------            -------------------
(State or Other               (Commission File             (I.R.S. Employer
Jurisdiction of                    Number)                Identification No.)
Incorporation)



        Three Bala Plaza, Suite 104
         Bala Cynwyd, Pennsylvania                            19004
------------------------------------------                  ----------
 (Address of Principal Executive Offices)                   (Zip Code)



Registrant's telephone number, including area code:        (610) 617-4010



                                 Not Applicable
    ------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events

         On May 15, 1999, Universal Display Corporation (the "Company") completed its two-tranche offering of an aggregate of 1,414,034 units, each of which consists of one share of the Company's common stock and one warrant to purchase one share of the Company's common stock. The Company sold the units at a price of $3.75 per unit, and raised a total of $5,302,627.50 from approximately 50 accredited individual and institutional investors. The exercise prices of the warrants underlying the units issued in the first and second tranches of the offering were $4.31 and $4.28, respectively. In connection with the offering, two placement agents received an aggregate of 27,987 shares of the Company's common stock and 188,719 warrants to purchase shares of the Company's common stock with exercise prices ranging from $4.28 to $4.53.

         Neither the units nor the common stock and warrants underlying the units have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption. The Company has agreed to file a shelf registration statement for the resale of the common stock underlying the units and the common stock underlying the warrants on or prior to June 28, 1999.

                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UNIVERSAL DISPLAY CORPORATION


                                      By: /s/ Sidney D. Rosenblatt
                                          ------------------------------------
                                            Sidney D. Rosenblatt
                                            Executive Vice President,
                                                  Chief Financial Officer,
                                                  Treasurer and Secretary

Dated:  June 3, 1999